UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

Maxygen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28401	77-0449487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Galveston Drive

Redwood City, CA 94063

(Address of Principal Executive Offices)

(650) 298-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 16, 2010, Maxygen, Inc. (the “Company” or “Maxygen”) completed the distribution of substantially all of the shares of Codexis, Inc. (“Codexis”) common stock owned by the Company to its stockholders (the “Distribution”). As a result of the Distribution, each Maxygen stockholder received 0.187039 of a share of Codexis common stock for each outstanding share of Maxygen common stock such shareholder held as of 2:30 p.m. Pacific Time on December 3, 2010 (the “Record Date”), subject to a due bill process for shares of Maxygen common stock traded between the Record Date and the December 15, 2010 ex-dividend date. Maxygen stockholders will receive cash in lieu of any fraction of a Codexis share that they would otherwise receive in the Distribution.

In aggregate, Maxygen distributed 5,445,274 shares of Codexis common stock to its stockholders. The remaining 524,643 shares of Codexis common stock held by Maxygen represent shares that are being retained by Maxygen on behalf of the holders of certain outstanding Maxygen equity awards, fractional shares of Codexis common stock for which Maxygen will instead make a cash payment to its stockholders in lieu thereof, and shares required to be withheld under applicable tax laws.

As previously announced, separately from the Distribution, Maxygen will be making a special cash distribution in the amount of $1.00 for each outstanding share of Maxygen common stock owned at 2:30 p.m., Pacific Time, on December 17, 2010. The cash distribution will be paid on December 28, 2010.

Stockholder Tax Information

The Distribution will not be treated as a tax-free distribution to Maxygen’s stockholders for U.S. Federal income tax purposes, and will be taxable as a dividend to the extent of Maxygen’s “current earnings and profits.” Because Maxygen cannot determine the extent to which it will have current earnings and profits before year end, and therefore whether any portion of the Distribution will be treated as a taxable dividend, it intends to treat the entire Distribution as a taxable dividend for withholding purposes. For additional information regarding the U.S. Federal income tax consequences of the Distribution, please see the Information Statement dated December 10, 2010.

Maxygen believes the fair market value of the Codexis common stock received by each Maxygen stockholder in the Distribution for U.S. Federal income tax purposes is equal to the closing price of the Codexis common stock as reported on Nasdaq on December 14, 2010, the distribution date, and this is the value Maxygen intends to use in its reporting to the IRS and to each stockholder on Form 1099. The closing price of the Codexis common stock on December 14, 2010 was $9.75 per share. There is no assurance that the IRS or the courts will agree that this is the correct fair market value of the Codexis shares for tax purposes.

Maxygen’s stockholders are urged to consult with their own tax advisors regarding the tax consequences to them of receipt of Codexis common stock in the Distribution, including but not limited to, the application to them of U.S. Federal income, estate and gift, state, local, foreign and other tax laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.
(Registrant)

Date: December 16, 2010	/s/ James Sulat
(Signature)
	Name:	James Sulat
	Title:	Chief Executive Officer